UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

SiriCOMM, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-18399	62-1386759
Commission File No.	(IRS Employer Identification No.)

2900 Davis Boulevard, Suite 130
Joplin, Missouri 64804
(Address of principal executive offices)
Registrant’s telephone number, including area code: (417) 626-9961

N/A
(Former name or former address, if changed since last report)

Item 7.01 Regulation FD Disclosure.

Beginning on or about August 1, 2005 and continuing through no later than December 31, 2005, one or more officers of Registrant will make the power point presentation to a number of potential investors and investment analysts. The presentation contains, among other things, forward-looking information about Registrant and its business. The presentation is attached to this current report on Form 8-K as Exhibit 99.1.

Certain statements in the slide presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based on currently available information. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and such statements. These risks and uncertainties include, but are not limited to, the following: overall conditions in the broadband wireless market; the trucking industry; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with sales; the failure to place orders consistent with forecasts; our expectations regarding cost structure; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, installation and testing functions; our ability to make continued investments in research and development;; the retention of key employees; acceptance of communication technology by the trucking industry; progress of competing technologies such as wireless; potential regulatory hurdles; limited operating history of the company; reliance on third parties; long development cycles and the availability of financing necessary to fund development, production and sales. These and other factors affecting the company are discussed in more detail in the Registrant’s reports filed with the Securities and Exchange Commission.

The information in this current report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report and warns readers that the information included in this report will become stale after December 31, 2005.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number Description of Exhibit

99.1	Power Point presentation to be used at investor and analyst meetings between August 1, 2005 and December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: August 2, 2005

SiriCOMM, Inc.

By:	/s/ J. Richard Iler
J. Richard Iler Chief Financial Officer